Exhibit 99.1

Globus Medical Reports First Quarter 2018 Results

AUDUBON, PA, May 2, 2018: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal solutions company, today announced its financial results for the first quarter ended March 31, 2018.

•	Worldwide sales were $174.4 million, an increase of 11.9% as reported, or 10.8% in constant currency

•	First quarter net income was $39.5 million, or 22.7% of sales

•	Diluted earnings per share (EPS) were $0.39

•	Non-GAAP diluted EPS were $0.41

•	Non-GAAP adjusted EBITDA was 35.4% of sales

“We had a strong first quarter with worldwide sales up 11.9% over the first quarter of 2017 at $174 million," said CEO Dave Demski.  "We also realized $0.41 in non-GAAP diluted EPS in the first quarter, an increase of 31%.  We had $12.8 million in revenue from Emerging Technologies, primarily due to robust demand for our ExcelsiusGPS® robotics and navigation system.  On a day-adjusted basis, our U.S. Spine business grew at 4.0% over last year.”

“We are pleased with our first quarter performance - not only the continued excitement among surgeons and hospitals about ExcelsiusGPS®, but also the above market growth we achieved in the U.S. with our core spine business and the solid operational improvements we saw in several important International markets.  I’m very proud of our team’s ability to capitalize on our growth opportunities while maintaining fiscal discipline, as our bottom line grew as fast as our top line, even though we continue to invest heavily in Imaging, Navigation and Robotics as well as Trauma."

First quarter sales in the U.S. increased by 12.3% compared to the first quarter of 2017. International sales increased by 10.1% over the first quarter of 2017 on an as-reported basis and 3.5% on a constant currency basis.

First quarter GAAP net income was $39.5 million, an increase of 37.7% over the same period last year. Diluted EPS for the first quarter was $0.39, as compared to $0.30 for the first quarter 2017. Non-GAAP diluted EPS for the first quarter was $0.41, compared to $0.32 in the first quarter of 2017.

The company generated net cash provided by operating activities of $52.3 million and non-GAAP free cash flow of $39.9 million in the first quarter. Cash, cash equivalents and marketable securities ended the quarter at $473.6 million. The company remains debt free.

2018 Annual Guidance
The company increased guidance for full year 2018 sales to $695 million from $690 million and non-GAAP fully diluted earnings per share to $1.52 from $1.50.

Conference Call Information
Globus Medical will hold a teleconference to discuss its 2018 first quarter results with the investment community at 4:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants
1-216-562-0037     International Participants
There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at investors.globusmedical.com.

The call will be archived until Wednesday, May 9, 2018. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The passcode for the audio replay is 1012-6349.
About Globus Medical, Inc.
Based in Audubon, Pennsylvania, Globus Medical, Inc. was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.
Non-GAAP Financial Measures
To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation, provisions for litigation, technology in-licensing fee, and acquisition related costs, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense.  Our management also uses non-GAAP adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.  Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Acquisition related costs/licensing represents the change in fair value of business acquisition related contingent consideration; costs related to integrating recently acquired businesses including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees, as well as one time licensing fees.
In addition, for the period ended March 31, 2018 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP diluted earnings per share, which represents net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs/licensing, prior period adjustment and the tax effects of such adjustments.  Prior period adjustments represent the cumulative impact of prior year adjustments related to depreciation, scrap and provision for excess and obsolete inventory, none of which were individually material to the related year's financial position or results of operations.  We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, amortization of intangibles, acquisition related costs/licensing, prior period adjustments and the tax effects of such adjustments, which we believe are not reflective of underlying business trends.  Additionally, for the periods ended March 31, 2018 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions.  Furthermore, the non-GAAP measure of constant currency sales growth is calculated by translating current year sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency sales growth provides insight to the comparative increase or decrease in period sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth are not calculated in conformity with U.S. GAAP.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.  These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results.  Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth may differ from that of other companies and therefore may not be comparable.  Additionally, we have recast prior periods for non-GAAP net income and non-GAAP diluted earnings per share.
Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted.  These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to successfully integrate the international operations acquired from Alphatec, both in general and on our anticipated timeline, our ability to transition Alphatec’s international customers to Globus products, our ability to realize the expected benefits to our results from the Alphatec acquisition, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission.  These documents are available at www.sec.gov.  Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended
(In thousands, except per share amounts)	March 31, 2018	March 31, 2017
Sales	$174,411	$155,809
Cost of goods sold	37,970	35,600
Gross profit	136,441	120,209

Operating expenses:
Research and development	12,689	10,666
Selling, general and administrative	75,694	67,059
Amortization of intangibles	2,187	1,782
Acquisition related costs	238	388
Total operating expenses	90,808	79,895

Operating income	45,633	40,314
Other income, net	2,444	2,100
Income before income taxes	48,077	42,414
Income tax provision	8,539	13,700

Net income	$39,538	$28,714

Earnings per share:
Basic	$0.41	$0.30
Diluted	$0.39	$0.30
Weighted average shares outstanding:
Basic	96,840	95,996
Diluted	100,496	97,148

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)	March 31, 2018	December 31, 2017

ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$119,836	$118,817
Short-term marketable securities	249,341	254,890
Accounts receivable, net of allowances of $4,129 and $3,963, respectively	122,581	116,676
Inventories	107,580	108,409
Prepaid expenses and other current assets	12,998	11,166
Current portion of note receivable	2,500	1,667
Income taxes receivable	89	8,717
Total current assets	614,925	620,342
Property and equipment, net of accumulated depreciation of $196,921 and $191,760, respectively	149,193	143,167
Long-term marketable securities	104,399	56,133
Note receivable	27,500	28,333
Intangible assets, net	78,935	78,659
Goodwill	124,780	123,890
Other assets	7,454	7,947
Deferred income taxes	20,474	20,031
Total assets	$1,127,660	$1,078,502

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$28,161	$25,039
Accrued expenses	43,975	52,594
Income taxes payable	2,178	3,274
Business acquisition liabilities	6,659	11,411
Deferred revenue	1,579	755
Total current liabilities	82,552	93,073
Business acquisition liabilities, net of current portion	4,195	4,508
Deferred income taxes	11,504	10,669
Other liabilities	2,541	2,474
Total liabilities	100,792	110,724
Commitments and contingencies
Equity:
Common stock; $0.001 par value. Authorized 785,000 shares; issued and outstanding 97,164 and 96,658 shares at March 31, 2018 and December 31, 2017, respectively	97	97
Additional paid-in capital	253,758	238,341
Accumulated other comprehensive loss	(2,772)	(6,907)
Retained earnings	775,785	736,247
Total equity	1,026,868	967,778
Total liabilities and equity	$1,127,660	$1,078,502

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended
(In thousands)	March 31, 2018	March 31, 2017
Cash flows from operating activities:
Net income	$39,538	$28,714
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,476	12,240
Amortization of premium on marketable securities	785	1,008
Write-down for excess and obsolete inventories	2,483	1,671
Stock-based compensation expense	6,053	3,491
Allowance for doubtful accounts	217	794
Change in fair value of business acquisition liabilities	234	478
Change in deferred income taxes	(124)	(2,399)
(Increase)/decrease in:
Accounts receivable	(5,080)	(2,225)
Inventories	(1,206)	(2,102)
Prepaid expenses and other assets	(1,234)	8,628
Increase/(decrease) in:
Accounts payable	728	(172)
Accrued expenses and other liabilities	(7,072)	(10,170)
Income taxes payable/receivable	7,497	13,493
Net cash provided by operating activities	52,295	53,449

Cash flows from investing activities:
Purchases of marketable securities	(118,403)	(70,305)
Maturities of marketable securities	73,330	55,405
Sales of marketable securities	1,333	15,505
Purchases of property and equipment	(12,374)	(11,533)
Net cash used in investing activities	(56,114)	(10,928)

Cash flows from financing activities:
Payment of business acquisition liabilities	(5,440)	(5,001)
Proceeds from exercise of stock options	9,307	1,990
Net cash (used in)/provided by financing activities	3,867	(3,011)

Effect of foreign exchange rate on cash	971	321

Net increase in cash, cash equivalents, and restricted cash	1,019	39,831
Cash, cash equivalents, and restricted cash, beginning of period	118,817	67,431
Cash, cash equivalents, and restricted cash, end of period	$119,836	$107,262

Supplemental disclosures of cash flow information:
Interest paid	—	8
Income taxes paid	$1,197	$2,656

Supplemental Financial Information

Sales by Geographic Area:

(Unaudited)	Three Months Ended
(In thousands)	March 31, 2018	March 31, 2017
United States	$145,618	$129,663
International	28,793	26,146
Total sales	$174,411	$155,809

Sales by Revenue Stream:

(Unaudited)	Three Months Ended
(In thousands)	March 31, 2018	March 31, 2017
Spine products	$161,627	$155,809
Emerging Technology products	12,784	—
Total sales	$174,411	$155,809
Liquidity and Capital Resources:

(Unaudited)	March 31, 2018	December 31, 2017
(In thousands)
Cash and cash equivalents	$119,836	$118,817
Short-term marketable securities	249,341	254,890
Long-term marketable securities	104,399	56,133
Total cash, cash equivalents and marketable securities	$473,576	$429,840

The following tables reconcile GAAP to Non-GAAP financial measures.
Non-GAAP Adjusted EBITDA Reconciliation Table:

(Unaudited)	Three Months Ended
(In thousands, except percentages)	March 31, 2018	March 31, 2017
Net income	$39,538	$28,714
Interest income, net	(2,291)	(1,418)
Provision for income taxes	8,539	13,700
Depreciation and amortization	9,476	12,240
EBITDA	55,262	53,236
Stock-based compensation expense	6,053	3,491
Acquisition related costs	392	1,086
Adjusted EBITDA	$61,707	$57,813

Net income as a percentage of sales	22.7%	18.4%
Adjusted EBITDA as a percentage of sales	35.4%	37.1%

Non-GAAP Net Income Reconciliation Table:

(Unaudited)	Three Months Ended
(In thousands)	March 31, 2018	March 31, 2017
Net income	$39,538	$28,714
Amortization of intangibles	2,187	1,782
Acquisition related costs	392	1,086
Tax effect of adjusting items	(459)	(926)
Non-GAAP net income	$41,658	$30,656
Non-GAAP Diluted Earnings Per Share Reconciliation Table:

(Unaudited)	Three Months Ended
(Per share amounts)	March 31, 2018	March 31, 2017
Diluted earnings per share, as reported	$0.39	$0.30
Amortization of intangibles	0.02	0.02
Acquisition related costs	—	0.01
Tax effect of adjusting items	—	(0.01)
Non-GAAP diluted earnings per share	$0.41	$0.32

Non-GAAP Free Cash Flow Reconciliation Table:

(Unaudited)	Three Months Ended
(In thousands)	March 31, 2018	March 31, 2017
Net cash provided by operating activities	$52,295	$53,449
Purchases of property and equipment	(12,374)	(11,533)
Non-GAAP free cash flow	$39,921	$41,916
Non-GAAP Sales on a Constant Currency Basis Comparative Table:

(Unaudited)	Three Months Ended		Reported Growth	Currency Impact on Current Period	Constant Currency Growth
(In thousands, except percentages)	March 31, 2018	March 31, 2017
United States	$145,618	$129,663	12.3%		12.3%
International	28,793	26,146	10.1%	$1,726	3.5%
Total sales	$174,411	$155,809	11.9%	$1,726	10.8%
Contact:
Brian Kearns
Vice President, Business Development and Investor Relations
Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com